CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated August 20, 2008 for the Frank Value Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 6 under the Securities Act of 1933 and Post-Effective Amendment No. 8 under the Investment Company Act of 1940 to Frank Funds’ Registration Statement on Form N-1A (File Nos. 333-113657 and 811-21532), including the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Fund.

                                   /s/ Sanville & Company

Abington, Pennsylvania

October 24, 2008